LSB INDUSTRIES, INC.                    Exhibit 11.1
                                                                     Page 1 of 2
                     PRIMARY EARNINGS PER SHARE COMPUTATION

                                                       Quarter ended March 31,
                                                  _____________________________

                                                          1994             1993
                                                     ____________    ___________
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                             13,673,971      7,393,674
    Common shares issued on conversion
      of redeemable preferred stock;
      calculated on weighted average
      basis                                                 360           1,070
    Common shares issued on conversion
      of convertible preferred stock;
      calculated on weighted average
      basis                                                   -       1,304,070
    Common shares issued upon exercise
      of employee or director stock
      options; calculated on weighted
      average basis                                       6,833          19,500
    Purchases of treasury stock;
      calculated on weighted average
      basis                                             (20,000)              -
    Sale of stock; calculated on
       weighted average basis                                 -           5,843
                                                     __________       _________
                                                     13,661,164       8,724,157

Common Stock equivalents:
    Shares issuable upon exercise of
      options and warrants (including
      the weighted average for shares
      subject to options and warrants
      granted during the period)                       934,807        2,069,776
    Assumed repurchase of outstanding
      shares up to the 20% limitation
      (based on average market price for
      the period)                                     (247,510)        (513,253)
    Common shares issuable on conversion
      of redeemable preferred stock,
      excluding shares included above
      on actual conversion                              66,560           67,810
                                                    __________       __________
                                                       753,857        1,624,333
                                                    __________      __________
                                                    14,415,021       10,348,490
                                                    ==========       ==========

Earnings for primary earnings per share:
  Net earnings                                     $ 2,203,665      $ 2,657,133
  Dividends on cumulative preferred stocks             (76,145)        ( 77,220)
  Dividends on convertible, exchangeable
    Class C preferred stock (6.5% annually)           (747,500)               -
                                                    __________      __________


 Earnings applicable to common stock               $ 1,380,020      $ 2,579,913
                                                    ==========       ==========

 Earnings per share                                       $.10             $.25
                                                          ====             ====


                              LSB INDUSTRIES, INC.                  Exhibit 11.1
                                                                     Page 2 of 2
                  FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                       Quarter ended March 31,
                                                   ____________________________

                                                      1994               1993
                                                   __________         __________

Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share                 13,661,164         8,724,157
  Shares issuable upon exercise of
    options and warrants                              934,807         2,069,776
  Assumed repurchase of outstanding
   shares up to the 20% limitation
   (based on ending market price
    for the quarter if greater than
    the average)                                     (247,510)         (495,004)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
     actual conversion                                 66,560            67,810
  Common shares issuable upon conversion
     of convertible note payable                        4,000             4,000
  Common shares issuable upon conversion
     of convertible preferred stock, if
     dilutive, from date of issue:
      Series B                                        666,666           666,666
      Series 1, net of shares
    held in treasury                                        -         3,748,470
                                                   __________        __________
                                                   15,085,687        14,785,875
                                                   ==========        ==========
Earnings for fully diluted earnings
  per share:
  Net earnings                                    $ 2,203,665       $ 2,657,133
  Interest on convertible note                            180               180
  Dividends on cumulative preferred
    stocks                                           (747,500)                -
                                                   __________        __________
  Earnings applicable to common stock             $ 1,456,345       $ 2,657,313
                                                   ==========        ==========

  Earnings per share                                     $.10              $.18
                                                         ====              ====